UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

Neurologix, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2010, John E. Mordock resigned as a director and as President and Chief Executive Officer of Neurologix, Inc. (the “Company”).

Item 5.02(c)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2010, the Company’s Board of Directors (the “Board”) appointed Clark A. Johnson, the Vice Chairman of the Board, to serve as President and Chief Executive Officer of the Company. Mr. Johnson will serve at the pleasure of the Board and will not receive any compensation for acting in such capacity.

Mr. Johnson, age 78, has been a director of the Company since February 2004, and its Vice Chairman since 2009. Mr. Johnson served as a director of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, nursing homes, and diagnostic imaging facilities, from September 1999 to March 2007, also becoming its Chairman in October 2000. From August 1985 to June 1998, Mr. Johnson served as Chief Executive Officer of Pier 1 Imports, a specialty retailer of imported decorative home furnishings, gifts and related items, also becoming its Chairman in 1988. Currently, Mr. Johnson serves on the board of directors of various private companies, including REFAC Optical Group, a provider of managed vision and professional eye care products and services, World Factory, Inc., an international sourcing and product development company specializing in outdoor living and hardware products, Brain Twist Inc., a specialty drink development company, and Lydian Bank & Trust, a wealth management firm. Previously, Mr. Johnson was a director of MetroMedia International Group, an international telecommunications company. Mr. Johnson has exhibited, through his career, significant success in managing companies and making them profitable. He also has been a substantial investor in various private equity opportunities. His experience in utilizing capital markets to raise funds will be extremely helpful as the Company seeks to raise capital to support its continued operations.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his resignations, Mr. Mordock entered into a separation agreement, dated March 1, 2010, with the Company, pursuant to which Mr. Mordock’s employment agreement, dated August 20, 2009, was terminated, except with respect to the provisions relating to non-competition, non-solicitation, indemnification and confidentiality. Under the separation agreement, the Company agreed to pay or provide to Mr. Mordock the severance benefits contained in his employment agreement. Accordingly, Mr. Mordock has been paid one year of base salary of $275,000 and one year of health, disability and life insurance premiums of $15,825. Also, all 800,000 stock options held by him have vested and are exercisable until March 10, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: March 11, 2010	By:	/s/ MARC L. PANOFF

	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer